TERNES CAPITAL LTD.
P.O. BOX 957, OFFSHORE INCORPORATIONS CENTRE ROAD TOWN TORTOLA
BRITISH VIRGIN ISLANDS

November 15, 2010

TechMedia Advertising, Inc.
c/o 62 Upper Cross Street, #04-01
Singapore  058353

Attention: Mr. Johnny Lian, President and CEO

Dear Sir:

Re:	Settlement of US$300,000 owing from TechMedia Advertising, Inc. to Ternes Capital Ltd.

Ternes Capital Ltd. (“Ternes”) hereby agrees to settle the US$300,000 loan that was provided by Ternes to TechMedia Advertising, Inc. (“TechMedia”) in accordance with the Amended Loan Agreement entered into between the parties on August 4, 2010 with an effective date of July 29, 2010 (the “Loan”), without the payment of any interest on such Loan in exchange for the payment of US$300,000 from TechMedia to Ternes, or its nominee as instructed by Ternes, on or before November 30, 2010.

Details of Ternes’ joint nominees to whom the said payment of USD300,000.00 is to be made is annexed to this letter marked “TCL-1”.

If the foregoing is satisfactory, please indicate your agreement by executing a copy of this letter where indicated below and returning an originally signed copy to the undersigned on or before November 23, 2010.

We appreciate your prompt response and action in settling the above matter.

Yours truly,
TERNES CAPITAL LTD.
Per:

/s/ Ratner Vellu
Authorized Signatory

The above terms and conditions are acknowledged and agreed to this 19th day of November, 2010.

TECHMEDIA ADVERTISING, INC.
Per:

/s/ Johnny Lian
Johnny Lian, President and CEO